Exhibit 1.2

PRICING AGREEMENT

May 27, 2015

Goldman, Sachs & Co.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

            As Representatives of the several Underwriters

            named in Schedule I hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated May 27, 2015 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the total number of Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

2

Very truly yours,

METLIFE, INC.

By:	/s/ Marlene B. Debel
Name:	Marlene B. Debel
Title:	Executive Vice President and Treasurer

[Signature page to Series C Preferred Shares Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

[Signature page to Series C Preferred Shares Pricing Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chandru M. Harjani
Name:	Chandru M. Harjani
Title:	Director

[Signature page to Series C Preferred Shares Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

[Signature page to Series C Preferred Shares Pricing Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Matthew Basler
Name:	Matthew Basler
Title:	Managing Director

[Signature page to Series C Preferred Shares Pricing Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	ED

[Signature page to Series C Preferred Shares Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Number of Shares of 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C to be Purchased
Goldman, Sachs & Co.	255,000
Citigroup Global Markets Inc.	210,000
J.P. Morgan Securities LLC	210,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	210,000
Morgan Stanley & Co. LLC	210,000
Credit Suisse Securities (USA) LLC	60,000
HSBC Securities (U.S.A.) Inc.	60,000
UBS Securities LLC	60,000
Wells Fargo Securities, LLC	60,000
Lloyds Securities Inc.	16,500
Mitsubishi UFJ Securities (USA), Inc.	16,500
Mizuho Securities USA Inc.	16,500
Royal Bank of Scotland Group plc	16,500
SMBC Nikko Securities America, Inc.	16,500
Standard Chartered Bank	16,500
The Williams Capital Group, L.P.	16,500
UniCredit Capital Markets LLC	16,500
U.S. Bancorp Investments, Inc.	16,500
C.L. King & Associates, Inc.	5,500
Drexel Hamilton, LLC	5,500
Siebert Brandford Shank & Co., L.L.C.	5,500

Total	1,500,000

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SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

May 27, 2015

Relating to

Preliminary Prospectus Supplement dated May 27, 2015 to

Prospectus dated November 15, 2013

Registration Statement No. 333-192366

MetLife, Inc.

5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C

Final Term Sheet

May 27, 2015

Issuer:	MetLife, Inc.

Securities:	5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (“Series C Preferred Shares”)

Number of Shares:	1,500,000

Liquidation Preference:	$1,000 per share

Aggregate Liquidation Preference:	$1,500,000,000

Price to the Public:	100.000%

Gross Underwriting Discount:	1.000%

Proceeds to Issuer Before Expenses:	$1,485,000,000

Maturity Date:	Perpetual

Pricing Date:	May 27, 2015

Settlement Date:	June 1, 2015 (T+3)

Dividend Rate and Dividend Payment Dates to, but excluding, June 15, 2020:	5.250% per annum, accruing from, and including, June 1, 2015 to, but excluding, June 15, 2020, payable semi-annually in arrears on each June 15 and December 15, commencing December 15, 2015 and ending June 15, 2020

Dividend Rate and Dividend Payment Dates from, and including, June 15, 2020:	Three-month LIBOR plus 3.575% per annum, accruing from, and including, June 15, 2020, payable quarterly in arrears on each June 15, September 15, December 15 and March 15, commencing September 15, 2020

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Day Count Convention:	30/360 from, and including, June 1, 2015 to, but excluding, June 15, 2020, and Actual/360 from, and including, June 15, 2020

Optional Redemption:	Redeemable in whole or in part, from time to time, on or after June 15, 2020, at a redemption price equal to $1,000 per Series C Preferred Share, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Redemption after the Occurrence of a Regulatory Capital Event:	Redeemable in whole but not in part, at any time prior to June 15, 2020, within 90 days after the occurrence of a “regulatory capital event” (as defined in the Preliminary Prospectus Supplement), at a redemption price equal to $1,000 per Series C Preferred Share, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Replacement Capital Covenant:	A Replacement Capital Covenant described in the Preliminary Prospectus Supplement will apply until December 31, 2018.

CUSIP/ISIN:	59156RBP2 / US59156RBP29

Joint Book-Running Managers:	Goldman, Sachs & Co. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

Senior Co-Managers:	Credit Suisse Securities (USA) LLC HSBC Securities (U.S.A.) Inc. UBS Securities LLC Wells Fargo Securities, LLC

Co-Managers:

Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Royal Bank of Scotland Group plc

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

The Williams Capital Group, L.P.

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

Junior Co-Managers:	C.L. King & Associates, Inc. Drexel Hamilton, LLC Siebert Brandford Shank & Co., L.L.C.

SII-2

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at (866) 471-2526, Citigroup Global Markets Inc. toll-free at (800) 831-9146, J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 or Morgan Stanley & Co. LLC toll-free at (866) 718-1649.

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SCHEDULE III

TO PRICING AGREEMENT

Underwriters Purchase Price of Series C Preferred Shares: $990 per share

Closing Date: June 1, 2015

Addresses for Notices, etc. to the Representatives:

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

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